EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142873, 333-129724, 333-123242, 333-117029, 333-88190, 333-88160, 333-88154, 333-88158, 333-87764, 333-73682, 333-70854, 333-67432, 333-61928, 333-57974 , 333-40848, 333-40842, 333-66457, 333-66455, 333-66429, 333-07313) and Form S-3 (Nos. 333-109535, 333-105176, 333-102716, 333-102714, 333-98849, 333-88320, 333-87194, 333-82562, 333-70122, 333-68060, 333-68062, 333-56642, 333-42620) of Brooks Automation, Inc. of our report dated November 29, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 29, 2007